SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2005

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2005, the Agreement and Plan of Merger dated December 3, 2004 (the “Merger Agreement”) among the Registrant, Selectica, Inc., a Delaware corporation (“Selectica”), and Indigo Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Selectica, was terminated by the Registrant by written notice pursuant to the terms of the Merger Agreement. Under the terms of the terminated Merger Agreement, Selectica would have paid $1.55 per share in cash for all outstanding shares of the Registrant’s common stock, for a total transaction value of approximately $70 million. The termination followed the rejection of the Merger Agreement and the transactions contemplated in it by the shareholders of the Registrant at a special meeting of shareholders held earlier the same day.

ITEM 9.01(c) EXHIBITS

99.1    Press release of I-many, Inc. dated March 31, 2005, regarding termination of the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: March 31, 2005